Exhibit 99.1

Good afternoon!

I am Russ Strobel, Chairman, President and Chief Executive Officer of Nicor.

With me today are Rick Hawley, Chief Financial Officer and Mark Knox, Director of Investor Relations.

American Gas Association 2006 Financial Forum

May 8, 2006

Here is today’s agenda.

I’ll briefly cover our long-term objectives and give an overview of our businesses.

Rick will then follow with an update on our financial performance.

I’ll then return to wrap things up and we’ll take your questions.

Agenda

Long-term Objectives

Business Overview and Strategies Financial Update Wrap-up

Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.

Please keep this in mind when asking your questions and considering our responses.

Caution Concerning Forward-Looking Statements

This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor’s most recent periodic report filed with the Securities and Exchange Commission.

Nicor continues to be built on the foundation of two core businesses.

•	Our natural gas distribution segment, Nicor Gas, and

•	Our containerized shipping segment, Tropical Shipping.

We also have other energy-related businesses, which are built on the:

•	assets,
•	expertise,
•	customer base,
•	reputation, and
•	location of Nicor Gas.

Primary Businesses

Gas Distribution

Containerized Shipping

Retail Services

Wholesale Energy Services

Over the years, we have remained committed to three simple objectives:

•	providing steady earnings growth,
•	maintaining high returns on equity, and
•	paying a solid dividend.

To achieve these objectives, we are committed to actions that will improve our performance:

•	Grow our core businesses by rebuilding earnings at Nicor Gas and further expanding our shipping operations,
•	Develop new products and services in our retail energy businesses,
•	Capitalize on the capabilities of our wholesale energy services business and
•	Maintain our financial strength.

Objectives and Strategies

Financial Objectives

Steady earnings growth Maintain high returns on equity Pay solid dividend

Key Strategies

Rebuild earnings at Nicor Gas Continue to expand our shipping operations Develop new products and services in our retail energy businesses Capitalize on capabilities of our wholesale energy services business Maintain our financial strength

Our approach to grow our business over the long-term has been and will remain disciplined and systematic.

Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

Looking ahead, I believe we have several factors that will contribute to our long-term success including:

•	a strong financial position,
•	large customer base,
•	strategic locations and assets, and
•	successful unregulated businesses.

Supporting these distinguishing qualities is a solid and diverse management team.

Let me now discuss our businesses and strategies in more detail.

Business Strategies

Approach

Disciplined and systematic

Synergies and strategic fit with core businesses Foundation

Strong financial position

Large customer base

Strategic locations and assets

Successful unregulated businesses

Solid management team

Let me start with our primary business - Nicor Gas.

•	Nicor Gas is one of the largest natural gas distributors in the nation

•	We serve over 2.1 million customers in northern Illinois - excluding the city of Chicago.

•	We have a reputation for providing safe, reliable, cost effective service.

•	We serve a good market for natural gas:
•	with a diverse mix of industries,
•	consistent growth in customers, and
•	a high demand for space heating.

•	We have a long history of low base rates.

•	We are at or near the top for most efficiency measures in our industry.

•	We have significant underground storage assets - about 150 BCF of company owned top storage capacity.

•	We are strategically located on the nation’s Midwest natural gas pipeline grid– with access to 8 interstate pipelines.

•	And we have a strong balance sheet.

Nicor Gas Profile

Gas distribution

2.1 million customers

Diverse customer base

Customer growth

Premium service territory

Operating efficiency

Significant supply assets

Strategic location

Solid balance sheet

Rockford

Naperville

Chicago

Joliet

Peoria

Bloomington

Springfield

Last fall, the Illinois Commerce Commission granted Nicor Gas an annual increase in base rates.

We estimate the actual annual net revenue increase is about $30 million.

Our rate increase was a positive step towards rebuilding the earnings levels of Nicor Gas.

However, like most LDCs, high and volatile natural gas prices can impact our financial results in a number of ways –

•	Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,
•	Demand in certain commercial/industrial sectors diminishes; and
•	Bad debt and other operating costs increase.

Nicor Gas’ cost of business, exclusive of the affects of gas prices, have also increased, due in large part to higher depreciation, health care, labor and compliance-related costs.

To address these conditions, we have renewed our focus on managing operating costs we can control and on improving the overall effectiveness of our operations.

We will also continue to evaluate potential rate relief mechanisms that would allow us to mitigate the impact of higher natural gas costs.

While managing our results for our investors, we will also maintain our pledge to provide quality customer service.

Nicor Gas

Business Environment Obtained rate relief in fall of 2005 High gas prices and volatility Demand erosion Increased costs of doing business

Key Strategies Manage controllable cost increases Improve operating effectiveness Evaluate potential rate relief mechanisms Provide quality customer service

Our second core business is Tropical Shipping.

Tropical Shipping is:

•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

•	It is one of the largest transporters of containerized cargo in its service territory.

•	It is a niche player with assets customized for its region.

•	It has leading market shares in most of the ports it serves.

•	It is built on a reputation for on-time, high-quality service.

•	It generates good internal cash flow.

•	And, it has an experienced and capable management team.

Tropical Shipping

Containerized shipping in the Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins Experienced management team

Headquarters and terminal Ports served

Tropical earnings are expected to remain strong –

•	Average shipping rates are expected to improve, and

•	The economic outlook in our service territory remains positive.

We have also taken steps pursuant to provisions of the American Jobs Creation Act to potentially reduce the federal income tax impact on Tropical’s ongoing earnings – Rick will discuss this in more detail shortly.

Despite these upside potentials, Tropical’s performance could face challenges from –

•	Increases in fuel prices,

•	Stricter compliance-related requirements,

•	New competitors,

•	And changes in our customer base.

Still, over the years, Tropical has been able to grow its business through a combination of –

•	Opportunistic expansion, and

•	Niche acquisitions.

Going forward, the company plans to continue with this approach and expects to further increase its market position by

•	Improving productivity, and

•	Enhancing service-related activities company-wide.

Tropical Shipping

Business Environment Positive economic conditions Tax reorganization benefits Fuel prices Stricter compliance-related requirements Changing competitors and customer base

Key Strategies Continue to grow and expand the business Strategic niche acquisitions Improve productivity and service delivery

Let me now turn to our other energy-related ventures, starting with our retail energy businesses.

Our main businesses under the retail services platform are Nicor Services and Nicor Solutions.

These businesses offer a range of energy-related products and services including:

•	warranty contracts on residential heating and cooling systems,

•	utility billing management products,

•	HVAC-related services, and

•	call center activities.

Earlier this year, we formed another new business – a certified alternative gas supplier in Illinois that will offer commodity-based products.

Driven in large part by new customer contracts and new product offerings, these businesses have made meaningful contributions to our overall earnings in recent years.

Other Energy-Related Ventures -Retail Services

Nicor Services—provider of energy-related products and services service line protection warranty products

HVAC and replacement services

call center services Nicor Solutions—utility-bill management products

Rockford

Naperville

Joliet

Chicago

Peoria

Bloomington

Springfield

HVAC services

We also have wholesale supply-related businesses.

Our wholesale energy services platform consists of two businesses – Nicor Enerchange and Horizon Pipeline

Nicor Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets.

Specifically, Enerchange engages in the wholesale marketing of natural gas supply related services to others including intrastate and interstate pipelines, LDC’s, power generators, natural gas marketers and brokers, and end-users.

Enerchange also -

•	Manages financial derivatives and procures commodity to support our retail services products (i.e. fixed bill and commodity-based product), and

•	Administers the marketing of transportation and storage services using underutilized storage assets of our Chicago Hub – a Nicor Gas business that provides interruptible transportation and storage services to LDC’s and interstate pipeline shippers.

By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

Other Energy-Related Ventures -Wholesale Energy Services

Enerchange -

wholesale natural gas marketing

provides Retail commodity support

hub administration

Nicor Gas’ storage and transportation services

Wisconsin

Iowa

Illinois

Missouri

Indiana

Kentucky

Nicor Gas Service Area Interstate Pipelines Nicor Transmission System Nicor Storage Fields

Our other wholesale energy services business is Horizon Pipeline.

•	Horizon, became operational in 2002, and is a 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan.

•	The 70-mile pipeline, runs between Joliet, Ill., north to a point near the Wisconsin border, has 380 MMcf/day capacity and is nearly fully subscribed.

•	Nicor Gas is the primary subscriber to this high pressure pipeline built to meet the natural gas demand caused from the economic growth of this region.

Other Energy-Related Ventures -Wholesale Energy Services

Horizon Pipeline

Joint Venture with NGPL

70-mile pipeline with 380 MMcf/day capacity

Nicor Gas primary subscriber

High pressure pipeline extending to Nicor growth areas

Rockford

Chicago

Naperville

Joliet

Peoria

Bloomington

Springfield

Overall, our other energy-related ventures are a key component of our business strategies.

For our retail services, we are taking a structured approach to developing this segment by:

•	increasing the market share of current products and services in Nicor’s existing territory,

•	developing new products and services,

•	evaluating expansion opportunities into areas outside of our existing territories, and

•	continuing to improve operating efficiencies and effectively managing risks.

For our wholesale energy services, we want to optimize the use of storage and transmission assets to improve our long-term earnings.

Additional opportunities for growing this business may exist by:

•	expanding the geographic reach of our storage and transmission capabilities,

•	building a commercial/industrial end-user customer base in our utility’s territory,

•	acquiring, contracting or developing new assets, and/or

•	providing support for our retail company’s commodity products,

Let me now turn things over to Rick for a financial update.

Other Energy-Related Ventures -Strategies

Retail Services Increase market share of existing products and services Develop new products and services Expand into new markets Improve operating efficiencies and effectively manage risks

Wholesale Services Optimize the use of supply-related assets Expand storage and transmission capabilities Build a commercial and industrial end-user customer base Acquire, contract or develop new assets Support our retail commodity products

Thanks Russ.

Last week, we reported first quarter 2006 earnings per share of $.99 flat when compared to the same 2005 period. Both years included the impacts of noteworthy items.

2006 first quarter results included the effects of a cost recovery associated with our mercury inspection and repair program of about $4 million or $.05 per share. Absent this impact, 2006 results would have been about $.94 per share.

2005 first quarter results included a derivative settlement of $3.5 million and a D&O insurance recovery of $4.0 million, which had a net positive impact on earnings of $0.5 million or $.01 per share. Absent these impacts, 2005 results would have been about $.98 per share.

Excluding the noteworthy items, earnings for the 2006 first quarter, compared to 2005, reflected lower operating results in our gas distribution, shipping and other energy-related businesses, offset in part by higher corporate operating income and net income tax benefits resulting from the reorganization of certain shipping and related activities effective in January 2006, to take advantage of certain provisions of the American Jobs Creation Act.

Financial Update First Quarter EPS

$1.25 $1.00 $0.75 $0.50 $0.25 $0.00

$0.99 $0.98 $0.99 $0.94

2006 2005

Reported diluted EPS

Absent noteworthy items

Let me briefly discuss the impact of the American Jobs Creation Act.

The Jobs Act contained a provision through December 31, 2005, that established favorable tax treatment for companies like Tropical that repatriate retained earnings of their foreign affiliates by providing, on a one-time basis, for the potential to pay federal income taxes at a rate of 5.25% on certain repatriated earnings versus a rate of 35% in 2005.

During December 2005, Tropical Shipping repatriated approximately $132 million of cumulative undistributed foreign earnings under provisions of the Jobs Act. Our fourth quarter financial statements reflected a federal income tax benefit resulting from the repatriation of $17 million (about 38 cents per share). The repatriated earnings will be used for qualifying purposes including non-executive compensation and capital projects of our U.S. subsidiaries.

In addition to this one-time tax benefit, certain provisions of the Jobs Act impact income taxes related to the ongoing earnings of foreign subsidiaries of our shipping business. Effective January 1, 2006, we reorganized certain shipping and related operations principally to take advantage of provisions of the Jobs Act providing an opportunity to minimize the federal income tax impact on its ongoing earnings. Essentially the reorganization involved the transfer of certain assets and personnel, principally from U.S. companies to the offshore subsidiaries.

As a result of that reorganization, to the extent shipping earnings are not repatriated to the U.S., such earnings are not subject to current federal taxation. In addition, to the extent such earnings are determined to be indefinitely reinvested offshore, no deferred income tax will be recorded. Income tax expense has not been provided on approximately $7 million of shipping earnings in the first quarter of 2006 that are expected to be indefinitely reinvested offshore.

Specifically, in connection with the aforementioned activities, a net benefit of approximately $6.0 million was recorded in the first quarter of 2006 from elimination of certain deferred taxes. We also expect to incur approximately $5.2 million in current tax expense associated with these reorganization activities, $2.5 million of which has been recognized in the first quarter.

Let me now discuss Nicor Gas’ rate order.

Impact of American Jobs Creation Act

Repatriated $132 million of foreign earnings in December 2005 Fourth quarter 2005 financial statements included a tax benefit from the repatriation of $17 million Effective January 1, 2006, Tropical’s operations were reorganized to provide the opportunity to reduce the federal income tax impact on its ongoing earnings

Last fall, the Illinois Commerce Commission approved an increase in Nicor Gas’ base rates. This order was subject to rehearing, which was completed in March.

As a result of the ICC’s rehearing decision, the annual base rate revenue increase granted to Nicor Gas was lowered.

Because the ICC’s rate decisions shifted certain revenues and credits between base rates and the purchase gas adjustment rider, the company estimates that the actual annual net revenue increase is now about $30 million, compared to about $35 million under the initial order. The rate changes as a result of the rehearing order were prospective. Certain parties, including Nicor Gas, have appealed the ICC’s rate decision to the state appellate courts. We do not know when these appeals will finally be resolved.

Rate Order

September 2005, the ICC approved an increase in Nicor Gas’ base rates November 2005, the ICC granted rehearing on certain issues – decision issued in March 2006 ICC rate orders shifted certain revenues and credits between base rates and PGA Nicor Gas estimates the actual annual net revenue increase is about $30 million

The major terms of the ICC’s order can be seen on this slide.

Among other things, the ICC granted us returns on equity and returns on rate base of 10.51% and 8.85%, respectively. The ICC also granted us our proposed capital structure, consisting of equity, long-term debt and preferred stock.

The final rate order also included certain rate design changes. Two of the more significant items, as I alluded to earlier, related to the shifting of certain revenues and credits between base rates and the PGA rider.

Specifically, our Chicago Hub revenue is now credited to the PGA rider and our recovery of certain storage-related costs is now recovered through base rates, instead of the PGA rider.

In addition to these rate design changes, the ICC accepted our request to change from a 30-year average to a 10-year average for calculating normal weather. So, beginning in 2005, Nicor Gas’ normal degree-days were reduced from about 6,000 to 5,830.

2005 Rate Order

Granted

Return on Equity 10.51% Return on Rate Base* 8.85%

Capital Structure

Equity 56% Preferred -Debt 44%

*	(WACC)

Rate Design Changes –

Shifting of certain revenues and credits between base rates and the PGA rider

10-year weather versus 30-year weather

Regarding our 2006 outlook, we indicated in our first quarter 2006 earnings release and conference call, that our 2006 earnings per share estimate will be in the range of $2.45 to $2.65.

That estimate reflected the consideration of several factors including 2006 first quarter reported financial results. That 2006 estimate considered the negative impact on our gas distribution segment from weather that has been 469 degree days warmer than normal through April 2006. That 2006 estimate also considered the negative impact of the ICC’s rate rehearing decision and the positive impact of reduced operating and maintenance costs in our gas distribution business. That estimate did not reflect the additional variability in earnings due to fair value accounting adjustments that could occur because of volatility in the natural gas markets.

That estimate also excluded, among other things, any future impacts associated with the Illinois Commerce Commission’s PBR plan/purchased gas adjustment review and other contingencies (including the ongoing SEC and U.S. Attorney inquiries). While these items could still affect 2006 earnings, they are not currently estimable. That 2006 estimate assumed normal weather for the remainder of the year.

As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

That concludes my remarks, let me now turn things back to Russ for a wrap-up.

Financial Update

2006 Financial Outlook

The earnings per share estimate provided in our 2006 first quarter earnings announcement indicated a range of $2.45 to $2.65

That estimate considered several factors including first quarter reported financial results. That estimate also included the effects on our gas distribution business of warmer weather through April 2006, the impact of the ICC’s rate rehearing decision and the impact of reduced estimates for operating and maintenance costs.

That estimate assumed, among other things, normal weather for the remainder of the year and excluded any impacts associated with fair value accounting adjustments, the ICC’s PBR/PGA review or other contingencies

Thanks Rick

In closing, let me stress that Nicor is a financially strong company. Like many others in our industry, we continue to face earnings challenges.

Cost increases, especially those impacted by high and volatile natural gas prices, can negatively impact results at Nicor Gas.

Despite this environment, we believe that Nicor is positioned for long-term success.

Our financial strength, strategic location and assets provide an excellent foundation for revenue generating activities.

We have also taken an important step towards rebuilding the earnings base at Nicor Gas through rate relief and a renewed focus to manage controllable operating costs.

In addition, our non-utility businesses continue to perform solidly and we will continue to grow these businesses prudently.

Supporting these distinguishing qualities is an experienced management team and dedicated employees who have a passion for –

•	providing quality customer service,

•	developing new and profitable service offerings, and

•	supporting our efforts to be a good corporate citizen.

Wrap-Up

Key Messages

Nicor is financially strong

Rising costs and high and volatile gas prices are pressuring gas distribution results

Strategic locations and assets provide a foundation for revenue opportunities

Decisive actions have been taken to rebuild the earnings at our primary business through rate relief and a renewed focus on cost control

Non-utility businesses are performing well and all anticipate earnings growth

Experienced leadership team

Remain focused on customer satisfaction and good corporate citizenship

Lastly, I thank you for your interest in our company and will now open the floor for questions.

Visit our website:

www.nicor.com